                          BETHLEHEM STEEL CORPORATION
                         POST RETIREMENT RETAINER PLAN
                      FOR NON-OFFICER DIRECTORS ("Plan")
                      ----------------------------------



     WHEREAS, Bethlehem Steel Corporation ("Bethlehem") recognizes that, in the case of Non-officer Directors, the provision of post-retirement benefits is desirable in order to help obtain new Non-officer Directors and retain existing Non-officer Directors so that Bethlehem may benefit from the services of such experienced persons, and therefore desires to provide for the payment of such benefits in appropriate cases.

     NOW, THEREFORE, in consideration of past and future services of such Non-officer Directors, Bethlehem agrees to be legally bound as follows:

     1.   Definitions.  Whenever used herein:
          -----------
     (a) "Annual Payment" means a payment to a Non-officer Director as described in paragraph 3 hereof.
     (b)  "Board" means the Board of Directors of Bethlehem.
     (c)  "Effective Date" means January 1, 1990.
     (d) "Lump-Sum Payment" means a payment to the designated beneficiary or beneficiaries or estate of a Non-officer Director pursuant to the provisions of paragraph 5 hereof.

     (e) "Non-officer Director" means any person who serves as a member of the Board on or after the Effective Date and who shall not be a participant in the Pension Plan.
     (f) "Retainer Fee" means the annual compensation fee established by the Board for a member of the Board who is not an employee of Bethlehem.
     (g) "Termination Date" means the date on which a Termination of Service occurs.
     (h) "Termination of Service" means the cessation of service as a Non-officer Director for any reason, including death.
     (i) "Year of Service" means a period of twelve (12) consecutive full months service as a Non-officer Director, the first of which shall commence on the date the person commences service as a Non-officer Director; provided, however, that in the event a person serves as a Non-officer Director during two or more separate periods, the Years of Service for such person shall be determined on a cumulative basis and may include a period of service as a Non-officer Director for less than twelve (12) consecutive full months.

     2.   Eligibility. A Non-officer Director who completes five (5) or more
          -----------
          Years of Service shall, upon Termination of Service other than by reason of death or for cause, be entitled to receive Annual Payments as set forth in paragraph 4 hereof. For purposes of this paragraph 2, a Termination of Service shall be deemed to be "for cause" if such termination is based on fraud, misappropriation or embezzlement on the part of the Non-officer Director. Notwithstanding the foregoing, a Non-officer Director shall not be deemed to have been terminated "for cause" unless and until there shall have been delivered to such individual a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to such individual and an opportunity for such individual, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board such individual was guilty of fraud, misappropriation or embezzlement and specifying the particulars thereof in detail.

     3.   Amount.  The amount of the Annual Payment payable hereunder to an
          ------
          eligible Non-officer Director shall be determined as follows:

Years of Service
at Termination Date                                             Amount
-------------------------------------------  -----------------------------------
5 but less than 10                           50% of Retainer Fee in effect at
                                             the Termination Date plus, for each
                                             full Year of Service in excess of
                                             five (5), 10% of such Retainer Fee.

10 or more                                   100% of Retainer Fee in effect at
                                             the Termination Date.

     4.   Commencement and Duration of Payments. The Annual Payments to an
          -------------------------------------
          eligible Non-officer Director shall be paid in quarterly installments. The initial quarterly payment shall be due as of the end of the third month following the month which includes the Termination Date unless the Non-officer Director is less than age 65 at the Termination Date, in which case the initial quarterly payment shall be due as of the end of the month in which the Non-officer Director attains age 65. Quarterly installments of the Annual Payments will continue to be due (as of the end of the month) every three (3) months thereafter until the number of Annual Payments made to the Non-officer Director equals the number of complete Years of Service of such individual.

     5.   Death Benefit. If a Non-officer Director dies after her incurs a
          -------------
          Termination of Service and has not theretofore received the full number of Annual Payments due under this Plan or, if Termination of Service is due to death and the Non-officer Director would have been eligible to receive Annual Payments under this Plan had such Termination of Service been caused by his resignation rather than death, a Lump-Sum Payment shall be made to his designated beneficiary or beneficiaries or to his estate in the absence of a written designation of beneficiary (or to the extent the written designation does not provide for the distribution of 100% of the Lump-Sum Payment). The Lump-Sum Payment shall be the present value of the quarterly installments of the Annual Payments which would have been payable to the Non-officer Director had he lived until all Annual Payments due under this Plan were made (assuming in the case of a Termination of Service due to death that such Termination of Service was caused by his resignation rather than death) determined based upon the publicly announced prime rate of Morgan Guaranty Trust Company of New York in effect on the date of death of the Non-officer Director.

     6.   Designation of Beneficiaries. A Non-Officer Director may file with the
          ----------------------------
          Secretary of Bethlehem a written designation of a beneficiary or beneficiaries to receive any amounts payable under this Plan in the event of the death of such Non-officer Director. Any such written designation may be changed or revoked by the Non-officer Director by written notice to the Secretary of Bethlehem.

     7.   Contractual Obligation. Bethlehem shall be under a contractual
          ----------------------
          obligation to make the payments provided for hereunder when due, and the method of making provisions for such payments (which may include the establishment of one or more trusts or providing letters of credit or other security arrangements) shall be solely in the discretion of the Board or any Committee of the Board to which it may delegate its power under this Plan. To the extent that benefits otherwise payable under this Plan are paid to a Non-officer Director or the beneficiary or estate of such Non-officer Director from a life insurance trust or otherwise, the obligation of Bethlehem under this Plan shall be correspondingly reduced.

     8.   Other Rights.  Nothing contained herein shall affect the right of a
          ------------
          Non-officer Director to participate in and receive benefits under and in accordance with any other compensation or program of Bethlehem.

     9.   Amendment and Termination.  This Plan shall continue in force with
          -------------------------
          respect to any Non-officer Director until all payments provided for hereunder shall be made and shall be binding upon any successor by merger or to substantially all the assets of Bethlehem. The Board may, however, at any time amend or terminate this Plan but, except as may otherwise be required by law, no amendment or termination of this Plan shall adversely affect any right to receive benefits (including the right to receive future payments) with respect to any Non-officer Director whose Termination Date occurred prior to such amendment or termination or reduce the benefits to which any Non-officer Director whose Termination Date had not occurred prior to such amendment or termination below the benefit such Non-officer Director would be entitled to receive if his Termination Date occurred as of the date of such amendment or termination.

     10.  Alienation.  No right or interest of a Non-officer Director under this
          ----------
          Plan shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.

     11.  Administration.  The administration of this Plan shall be the
          --------------
          responsibility of the Board or any Committee of the Board to which it may delegate such responsibility; provided, however, that no person serving on the Board or any such Committee of the Board shall take part in any proceeding pursuant to this paragraph to the extent that it shall affect his right to receive a benefit under this Plan. Decisions of the Board or any such Committee of the Board shall be final and binding upon Bethlehem and all parties who may claim to have an interest under this Plan.

     12.  Governing Law.  This Plan shall be construed, regulated and
          -------------
          administered for all purposes according to the laws of the State of Delaware.

     IN WITNESS WHEREOF, Bethlehem has caused this Plan to be duly adopted and executed by its duly authorized officers and its corporate seal to be affixed hereto as of the 27th day of June, 1990.

                                           BETHLEHEM STEEL CORPORATION

                                            by

                                            /s/ W. F. Williams
                                           ----------------------------
                                                W. F. Williams
                                                Chairman


[SEAL]


Attest:


/s/ Curtis H. Barnette
--------------------------------
     Secretary